UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2007
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 16, 2007, the board of directors of Searchlight Minerals Corp. (the “Company”), based on the recommendations of the Company’s compensation committee, determined to amend the terms of its employment agreements with the following executives of the Company: (i) the Company increased the salary of Ian McNeil, President, from $108,000 to $190,000 per year; (ii) the Company increased the salary of Carl Ager, Secretary and Treasurer, from $80,000 to $160,000 per year; and (iii) the Company increased the salary of Melvin Williams, Chief Financial Officer, from $60,000 to $130,000 per year based on 600-800 hours of service.

Also on February 16, 2007 in connection with the amendments to the executive employment agreements, the Company’s board of directors also approved the following incentive stock option grants pursuant to the Company’s 2006 Stock Option Plan: (i) Ian McNeil received 24,800 options; (ii) Carl Ager received 24,800 options; and (iii) Melvin Williams received 18,600 options. Each incentive option is exercisable to acquire a share of the Company’s common stock at a price of $4.04 (the closing price on February 16, 2007), vesting on the grant date and expires five years from grant date.

The summary of the foregoing is qualified in its entirety by reference to the amended Employment Agreements, which are included as exhibits to this Current Report.

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 16, 2007, Ian Matheson resigned as a member of the board of directors of the Company and the Company appointed Harry B. Crockett to the board of directors to fill the vacancy created by Mr. Matheson’s resignation. There was no disagreement between Mr. Matheson and the Company regarding any matter relating to the Company’s operations, policies or practices.

The following is a brief biographical description of Mr. Crockett:

Harry B. Crockett is the managing member of Verde River Iron Company, LLC a private Nevada limited liability company which was the prior joint venture partner with the Company on the Company’s Clarkdale Slag Project and the prior owner of the Clarkdale Slag Project. Mr Crockett serves as a court appointed Receiver serving various Superior Courts throughout California having served in this capacity over the last 15 years. Mr Crockett has previously served as an Executive Vice President of American Savings, specializing in troubled debt and troubled assets as well as serving as Chairman of the Make a wish foundation of San Joaquin County, a charitable foundation serving the needs of terminally ill children. Mr. Crockett holds a Bachelor Of Arts degree from Golden Gate University in San Francisco California and a California Real Estate Brokers license. Mr. Crockett also has a pilot license with a single and multi engine land and instrument ratings.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit

10.1	First Amendment to Employment Agreement dated February 16, 2007 between Searchlight Minerals Corp. and Ian McNeil.

10.2	First Amendment to Employment Agreement dated February 16, 2007 between Searchlight Minerals Corp. and Carl Ager.

10.3	First Amendment to Employment Agreement dated February 16, 2007 between Searchlight Minerals Corp. and Melvin Williams.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: February 23, 2007
	By:	/s/ Carl S. Ager

CARL S. AGER
Secretary and Treasurer